CSW International, Inc.
                  Statement of Income
          For the Quarter Ended June 30, 1997
                      (Unaudited)


                                            (thousands)
Operating Revenues
    Electric revenues                       $   356,254
    Other diversified                            48,072
                                            ------------
                                                404,326
                                            ------------

Operating Expenses
    Cost of electric sales                      248,724
    General and administrative                   63,552
    Depreciation and amortization                23,501
    Other diversified                            33,262
                                            ------------
                                                369,039
                                            ------------
Operating Income                                 35,287
                                            ------------

Other Income and (Deductions)
    Investment income                             1,391

    Interest income                               6,006
    Interest expense                            (31,909)
                                            ------------
                                                (24,512)
                                            ------------
Income Before Income Taxes                       10,775
                                            ------------

Provision for Income Taxes                        3,216
                                            ------------

Net Income                                   $    7,559
                                            ============